Exhibit 99.1
SolarWinds Announces Third Quarter 2020 Results
AUSTIN, Texas - October 27, 2020 - SolarWinds Corporation (NYSE: SWI), a leading provider of powerful and affordable IT management software, today reported results for its third quarter ended September 30, 2020.
On a GAAP basis:
•Total revenue for the third quarter of $261.0 million, representing 8.5% growth on a reported basis.
•Total recurring revenue for the third quarter of $221.7 million, representing 12.6% growth on a reported basis. Total recurring revenue includes:
◦Maintenance revenue for the third quarter of $121.1 million, representing 6.5% growth on a reported basis.
◦Subscription revenue for the third quarter of $100.6 million, representing 21.0% growth on a reported basis.
•Net income for the third quarter of $12.5 million.
On a non-GAAP basis:
•Non-GAAP total revenue for the third quarter of $261.3 million, representing 7.7% year-over-year growth on a reported basis and 6.5% year-over-year growth on a constant currency basis.
•Non-GAAP total recurring revenue for the third quarter of $222.0 million, representing 11.5% year-over-year growth on a reported basis and 10.2% year-over-year growth on a constant currency basis. Non-GAAP total recurring revenue includes:
◦Non-GAAP maintenance revenue for the third quarter of $121.1 million, representing 6.5% year-over-year growth on a reported basis.
◦Non-GAAP subscription revenue for the third quarter of $100.9 million, representing 18.2% year-over-year growth on a reported basis.
•Adjusted EBITDA for the third quarter of $132.7 million, representing a margin of 50.8% of non-GAAP total revenue.
For a reconciliation of our GAAP to non-GAAP results, please see the tables below.
“We delivered a strong performance in the third quarter of 2020 that included total non-GAAP revenue of $261 million, representing year-over-year growth of 8%, which exceeded the high end of our outlook range,” said Kevin Thompson, president and CEO, SolarWinds. “In the face of what has continued to be a volatile and uncertain economic environment, we continued to execute disciplined expense management, delivering an exceptional quarter of profitability generating $133 million of Adjusted EBITDA representing a margin of 51%. This year has shown us how critical the flexibility and resiliency of IT systems must be to support today’s modern businesses, which makes the work we do everyday to support IT professionals as important as ever. We believe that the trend that we saw developing in the third quarter – CIOs and IT organizations aggressively looking for ways to reduce costs while still maintaining a depth of monitoring to ensure peak performance – gives us a strong opportunity to continue to capture share in our key markets.”

“The combination of our uniquely high level of profitability and focus on conversion of Adjusted EBITDA to free cash flow continued to pay dividends in the third quarter as our total cash balance reached $425 million dollars,” added Bart Kalsu, executive vice president and CFO, SolarWinds “ We converted approximately $108 million in unlevered free cash flow in the third quarter which puts our unlevered free cash for the first nine months of 2020 at $312 million and a year to date conversation rate of 86%. Additionally, our total non-GAAP recurring revenue grew 12% reaching $222 million dollars in the third quarter. Our non-GAAP recurring revenue included non-GAAP subscription revenue of $101 million dollars, reflecting year-over-year growth of 18%.”

Additional highlights for the third quarter of 2020 include:
•During the quarter, SolarWinds’ commitment to customer success earned industry recognition from the 2020 Stevie Awards for outstanding customer service and support achievement. SolarWinds understands speed to value when troubleshooting fires and managing critical systems are of top importance for IT professionals driving business performance. The company won three awards in the 14th annual Stevie Awards for Sales & Customer Service, recognizing the worldwide achievements of sales, customer service, and call center professionals; one award in the Asia-Pacific Stevie Awards, recognizing outstanding achievements to all organizations in the 22 nations of the Asia-Pacific region; and one award in the German Stevie Awards, recognizing outstanding achievements to all organizations in the European nations where German is an official language.

•SolarWinds announced a collaboration with Microsoft which will enhance monitoring and management for MSPs by integrating Microsoft 365™ capabilities with SolarWinds® N-Central and RMM. The integration is designed to deliver Microsoft Intune® device monitoring from within the SolarWinds dashboard, which means the majority of client devices can be managed from a single place, with the same configuration and alerting policies—strengthening data protection and streamlining efficiency. This integration builds on SolarWinds’ commitment to deliver an integrated ecosystem that MSP partners need, enabling them to offer more comprehensive service and protection for the myriad of devices they manage.

•During the third quarter, SolarWinds also announced an expansion of its monitoring capabilities with the Cisco® Meraki® Marketplace to boost efficiencies for Meraki device monitoring, further building on the promise of a fully connected ecosystem. With this integration, MSP partners are now able to see the status of Cisco Meraki customers’ devices right in their SolarWinds N-central monitoring and management dashboard, enable notifications and alerts, and monitor connectivity and traffic—as well as conduct license warranty reporting, while leveraging the power of N-central to control, customize, and help secure complex environments.

•SolarWinds announced in the third quarter it has joined the ServiceNow® Service Graph Connector Program, a new designation within the Technology Partner Program, by integrating its Orion Platform with Service Graph, helping customers to quickly, easily, and reliably load data from SolarWinds into ServiceNow – to realize better IT management outcomes. The new integration arms customers with the ability to automatically populate the Service Graph and CMDB with inventory discovered by SolarWinds Orion Platform products, schedule synchronization and reconciliation of asset data with Service Graph and CMDB, and build associations and stack relationships based on the discovered environment for faster root cause and impact analysis for outages.
Additional business highlights:
•SolarWinds announced it has signed a definitive agreement to acquire SentryOne, a leading technology provider of database performance monitoring and DataOps solutions on SQL Server, Azure SQL Database, and the Microsoft Data Platform. Over the past 16 years, SentryOne has built a strong, well-respected product portfolio guided by a customer-centric model well-aligned to SolarWinds’ mission and commitment to the IT professional community. The SentryOne offering complements the on-premises and cloud-native database management offerings SolarWinds has today to serve the full needs of the mid-market and better serve larger organizations. The expected addition of the SentryOne products to the SolarWinds portfolio also will amplify the depth and breadth of support SolarWinds can offer for Microsoft and Microsoft Azure environments.

Additional details on the acquisition of SentryOne will be discussed on the conference call.
Balance Sheet
At September 30, 2020, total cash and cash equivalents were $425.0 million and total debt was $1.9 billion.

The financial results included in this press release are preliminary and pending final review by the company and its external auditors. Financial results will not be final until SolarWinds files its quarterly report on Form 10-Q for the period. Information about SolarWinds' use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”
Financial Outlook
As of October 27, 2020, SolarWinds is providing its financial outlook for the fourth quarter of 2020 and full year 2020. The financial information below represents forward-looking non-GAAP financial information, including an estimate of non-GAAP revenue and revenue growth on a constant currency basis, adjusted EBITDA and non-GAAP diluted earnings per share. These non-GAAP financial measures exclude, among other items mentioned below, stock-based compensation expense and related employer-paid payroll taxes, amortization, the impact of purchase accounting from acquisitions, costs related to the exploration of a potential spin-off of SolarWinds’ MSP business and other costs related to non-recurring items. We have not reconciled our estimates of these non-GAAP financial measures to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, these excluded items in future periods. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods. Our reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.
Financial Outlook for Fourth Quarter of 2020
SolarWinds’ management currently expects to achieve the following results for the fourth quarter of 2020:
•Non-GAAP total revenue in the range of $261.0 to $266.0 million, representing growth over the fourth quarter of 2019 non-GAAP total revenue of 5% to 7%, or 4% to 6% on a constant currency basis assuming the same average foreign currency exchange rates as those in the fourth quarter of 2019.
•Adjusted EBITDA in the range of $123.0 to $126.0 million, representing approximately 47% of non-GAAP total revenue.
•Non-GAAP diluted earnings per share of $0.25.
•Weighted average outstanding diluted shares of approximately 317.5 million.
Financial Outlook for Full Year 2020
SolarWinds’ management currently expects to achieve the following results for the full year 2020:
•Non-GAAP total revenue in the range of $1.017 to $1.022 billion, representing growth over 2019 non-GAAP revenue of 8% to 9%, or 8% to 9% on a constant currency basis assuming the same average foreign currency exchange rates as those in 2019.
•Adjusted EBITDA in the range of $486.0 to $489.0 million, representing approximately 48% of non-GAAP total revenue.
•Non-GAAP diluted earnings per share of $0.98.
•Weighted average outstanding diluted shares of approximately 315.5 million.

Additional details on the company's outlook as well as an update on the previously announced exploration of a potential spin-off of the company’s MSP business will be provided on the conference call.
Conference Call and Webcast
In conjunction with this announcement, SolarWinds will host a conference call today to discuss its financial results, business, business outlook and an update on the potential spin-off of its MSP business at 4:00 p.m. CT (5:00 p.m. ET/2:00 p.m. PT). A live webcast of the call and materials presented during the call will be available on the SolarWinds Investor Relations website at http://investors.solarwinds.com. A live dial-in will be available domestically at (833) 968-2238 and internationally at +1 (825) 312-2061. To access the live call, please dial in 5-10 minutes before the scheduled start time and enter the conference ID 8865708. A replay of the webcast will be available on a temporary basis shortly after the event on the SolarWinds Investor Relations website.
Forward-Looking Statements
This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the fourth quarter of 2020 and full year 2020, our market share and our positioning in the current economic environment. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “aim,” “anticipate,” “believe,” “can,” “could,” “seek,” “should,” “feel,” “expect,” “will,” “would,” “plan,” “intend,” “estimate,” “continue,” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the possibility that the global COVID-19 pandemic may adversely affect our business, results of operations and financial condition; (b) any of the following factors either generally or as a result of the impacts of the global COVID-19 pandemic on the global economy or on our business operations and financial condition or on the business operations and financial conditions of our customers, their end-customers and our prospective customers: (i) reductions in information technology spending or delays in purchasing decisions by our customers, their end-customers and our prospective customers, (ii) the inability to sell products to new customers or to sell additional products or upgrades to our existing customers, (iii) any decline in our renewal or net retention rates, (iv) the inability to generate significant volumes of high quality sales leads from our digital marketing initiatives and convert such leads into new business at acceptable conversion rates, (v) the timing and adoption of new products, product upgrades or pricing model changes by SolarWinds or its competitors, (vi) potential foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity, (vii) risks associated with our international operations; (c) the possibility that our operating income could fluctuate and may decline as percentage of revenue as we make further expenditures to expand our operations in order to support additional growth in our business; (d) our inability to successfully identify, complete, and integrate acquisitions and manage our growth effectively; (e) our status as a controlled company; (f) risks related to the potential spin-off of our MSP business into a newly created and separately traded public company, including that the process of exploring the spin-off and potentially completing the spin-off could disrupt or adversely affect the consolidated or separate businesses, results of operations and financial condition, that the spin-off may not achieve some or all of any anticipated benefits with respect to either business, and that the spin-off may not be completed in accordance with our expected plans or anticipated timelines, or at all; and (g) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors discussed in our Annual Report on Form 10-K for the period ended December 31, 2019 filed on February 24, 2020, the Form 10-Q for the quarter ended March 31, 2020 filed on May 8, 2020, the Form 10-Q for the quarter ended June 30, 2020 filed on August 10, 2020 and the Form 10-Q for the quarter ended September 30, 2020 that SolarWinds anticipates filing on or before November 9, 2020. All information provided in this release is as of the date hereof and SolarWinds undertakes no duty to update this information except as required by law.
Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with GAAP, we use certain non-GAAP financial measures to clarify and enhance our understanding, and aid in the period-to-period comparison, of our performance. We believe that these non-GAAP financial measures provide supplemental information that is meaningful when assessing our operating performance because they exclude the impact of certain amounts that our management and board of directors do not consider part of core operating results when assessing our operational performance, allocating resources, preparing annual budgets and determining compensation. Accordingly, these non-GAAP financial measures may provide insight to investors into the motivation and decision-making of management in operating the business.
SolarWinds also believes that these non-GAAP financial measures are used by investors and security analysts to (a) compare and evaluate its performance from period to period and (b) compare its performance to those of its competitors. These non-GAAP measures exclude certain items that can vary substantially from company to company depending upon their financing and accounting methods, the book value of their assets, their capital structures and the method by which their assets were acquired.
There are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income (loss).
As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, the most comparable GAAP measures. SolarWinds' management and board of directors compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Set forth in the tables below are the corresponding GAAP financial measures for each non-GAAP financial measure presented. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are set forth in the tables below.
Non-GAAP Revenue. We define non-GAAP subscription revenue, non-GAAP maintenance revenue, non-GAAP license revenue, and non-GAAP total revenue as subscription revenue, maintenance revenue, license revenue, and total revenue, respectively, excluding the impact of purchase accounting from acquisitions. The non-GAAP revenue growth rates we provide are calculated using non-GAAP revenue from the comparable prior period. We monitor these measures to assess our performance because we believe our revenue growth rates would be overstated without these adjustments. We believe presenting non-GAAP subscription revenue, non-GAAP maintenance revenue, non-GAAP license revenue and non-GAAP total revenue aids in the comparability between periods and in assessing our overall operating performance.
Non-GAAP Revenue on a Constant Currency Basis. We provide non-GAAP revenue on a constant currency basis to provide a framework for assessing our performance and expectations regarding future performance excluding the effect of foreign currency rate fluctuations. To present this information, current period results and future period estimated results for entities reporting in currencies other than U.S. Dollars are converted into U.S. Dollars at the average exchange rates in effect during the corresponding prior period presented. We believe that providing non-GAAP revenue on a constant currency basis facilitates the comparison of non-GAAP revenue to prior periods.
Non-GAAP Cost of Revenue and Non-GAAP Operating Income. We provide non-GAAP cost of revenue and non-GAAP operating income and related non-GAAP margins using non-GAAP revenue as discussed above and excluding such items as the write-down of deferred revenue related to purchase accounting, amortization of acquired intangible assets, stock-based compensation expense and related employer-paid payroll taxes, acquisition and other costs, spin-off exploration costs and restructuring costs. Management believes these measures are useful for the following reasons:

•Amortization of Acquired Intangible Assets. We provide non-GAAP information that excludes expenses related to purchased intangible assets associated with our acquisitions. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because the amortization of acquired intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of our acquisition transactions, which also vary in frequency from period to period. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.
•Stock-Based Compensation Expense and Related Employer-paid Payroll Taxes. We provide non-GAAP information that excludes expenses related to stock-based compensation and related employer-paid payroll taxes. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. Employer-paid payroll taxes on stock-based compensation is dependent on our stock price and the timing of the taxable events related to the equity awards, over which our management has little control, and does not correlate to the core operation of our business. Because of these unique characteristics of stock-based compensation and related employer-paid payroll taxes, management excludes these expenses when analyzing the organization’s business performance.
•Acquisition and Other Costs. We exclude certain expense items resulting from our take private transaction in early 2016 and other acquisitions, such as legal, accounting and advisory fees, changes in fair value of contingent consideration, costs related to integrating the acquired businesses, deferred compensation, severance and retention expense. In addition, we exclude certain other costs including expense related to our offerings. We consider these adjustments, to some extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, acquisitions result in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing these non-GAAP measures that exclude acquisition and other costs, allows users of our financial statements to better review and understand the historical and current results of our continuing operations, and also facilitates comparisons to our historical results and results of less acquisitive peer companies, both with and without such adjustments.
•Spin-off Exploration Costs. We exclude certain expense items resulting from the exploration of a potential spin-off transaction of our MSP business into a newly created and separately traded public company. These costs include legal, accounting and advisory fees, implementation and integration costs, duplicative costs for subscriptions, employee and contractor costs and other incremental separation costs related to the potential spin-off of the MSP business. The potential MSP spin-off transaction results in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing non-GAAP measures that exclude these costs facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.
•Restructuring Costs. We provide non-GAAP information that excludes restructuring costs such as severance and the estimated costs of exiting and terminating facility lease commitments, as they relate to our corporate restructuring and exit activities and costs related to the separation of employment with executives of the Company. These costs are inconsistent in amount and are significantly impacted by the timing and nature of these events. Therefore, although we may incur these types of expenses in the future, we believe that eliminating these costs for purposes of calculating the non-GAAP financial measures facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.
Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Diluted Share. We believe that the use of non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP net income (loss) is calculated as net income (loss) excluding the adjustments to non-GAAP revenue, non-GAAP cost of revenue and non-GAAP operating income, losses on extinguishment of debt, certain other non-operating gains and losses and the income tax effect of the non-GAAP exclusions. We define non-GAAP net income (loss) per diluted share as non-GAAP net income (loss) divided by the weighted average outstanding common shares.
Adjusted EBITDA and Adjusted EBITDA Margin. We regularly monitor adjusted EBITDA and adjusted EBITDA margin, as it is a measure we use to assess our operating performance. We define adjusted EBITDA as net income or loss, excluding the impact of purchase accounting on total revenue, amortization of acquired intangible assets and developed technology, depreciation expense, stock-based compensation expense and related employer-paid payroll taxes, restructuring costs, acquisition and other costs, spin-off exploration costs, interest expense, net, debt related costs including fees related to our credit agreements, debt extinguishment and refinancing costs, unrealized foreign currency (gains) losses, and income tax expense (benefit). We define adjusted EBITDA margin as adjusted EBITDA divided by non-GAAP revenue. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are: although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; adjusted EBITDA excludes the impact of the write-down of deferred revenue due to purchase accounting in connection with acquisitions, and therefore includes revenue that will never be recognized under GAAP; adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt; adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.
Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate cash flow from operations, after the deduction of capital expenditures and prior to the impact of our capital structure, acquisition and other costs, spin-off exploration costs, restructuring costs, employer-paid payroll taxes on stock awards and other one time items, that can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
#SWIfinancials
About SolarWinds
SolarWinds (NYSE:SWI) is a leading provider of powerful and affordable IT infrastructure management software. Our products give organizations worldwide, regardless of type, size or IT infrastructure complexity, the power to monitor and manage the performance of their IT environments, whether on-premises, in the cloud, or in hybrid models. We continuously engage with all types of technology professionals—IT operations professionals, DevOps professionals, and managed service providers (MSPs)—to understand the challenges they face maintaining high-performing and highly available IT infrastructures. The insights we gain from engaging with them, in places like our THWACK online community, allow us to build products that solve well-understood IT management challenges in ways that technology professionals want them solved. This focus on the user and commitment to excellence in end-to-end hybrid IT performance management has established SolarWinds as a worldwide leader in network management software and MSP solutions. Learn more today at www.solarwinds.com.

The SolarWinds, SolarWinds & Design, Orion, and THWACK trademarks are the exclusive property of SolarWinds Worldwide, LLC or its affiliates, are registered with the U.S. Patent and Trademark Office, and may be registered or pending registration in other countries. All other SolarWinds trademarks, service marks, and logos may be common law marks or are registered or pending registration. All other trademarks mentioned herein are used for identification purposes only and are trademarks of (and may be registered trademarks of) their respective companies.

© 2020 SolarWinds Worldwide, LLC. All rights reserved.

CONTACTS:

Investors:	Media:
Howard Ma Phone: 512.498.6707 ir@solarwinds.com	Tiffany Nels Phone: 512.682.9535 pr@solarwinds.com

SolarWinds Corporation
Condensed Consolidated Balance Sheets
(In thousands, except share and per share information)
(Unaudited)

	September 30,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$424,986	$173,372
Accounts receivable, net of allowances of $2,961 and $3,171 as of September 30, 2020 and December 31, 2019, respectively	115,604	121,930
Income tax receivable	3,380	1,117
Prepaid and other current assets	19,139	23,480
Total current assets	563,109	319,899
Property and equipment, net	48,167	38,945
Operating lease assets	104,844	89,825
Deferred taxes	4,542	4,533
Goodwill	4,108,746	4,058,198
Intangible assets, net	587,458	771,513
Other assets, net	33,133	27,829
Total assets	$5,449,999	$5,310,742
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,903	$13,796
Accrued liabilities and other	56,840	47,035
Current operating lease liabilities	16,277	14,093
Accrued interest payable	157	248
Income taxes payable	16,007	15,714
Current portion of deferred revenue	323,313	312,227
Current debt obligation	19,900	19,900
Total current liabilities	445,397	423,013
Long-term liabilities:
Deferred revenue, net of current portion	34,839	31,173
Non-current deferred taxes	73,171	97,884
Non-current operating lease liabilities	109,936	93,084
Other long-term liabilities	118,876	122,660
Long-term debt, net of current portion	1,885,352	1,893,406
Total liabilities	2,667,571	2,661,220
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value: 1,000,000,000 shares authorized and 311,263,373 and 308,290,310 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	311	308
Preferred stock, $0.001 par value: 50,000,000 shares authorized and no shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	—	—
Additional paid-in capital	3,092,633	3,041,880
Accumulated other comprehensive income (loss)	51,141	(5,247)
Accumulated deficit	(361,657)	(387,419)
Total stockholders’ equity	2,782,428	2,649,522
Total liabilities and stockholders’ equity	$5,449,999	$5,310,742

SolarWinds Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share information)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue:
Subscription	$100,564	$83,122	$290,039	$233,467
Maintenance	121,134	113,755	353,981	330,840
Total recurring revenue	221,698	196,877	644,020	564,307
License	39,284	43,613	109,927	120,723
Total revenue	260,982	240,490	753,947	685,030
Cost of revenue:
Cost of recurring revenue	23,484	20,614	67,807	58,159
Amortization of acquired technologies	45,463	44,172	134,789	131,961
Total cost of revenue	68,947	64,786	202,596	190,120
Gross profit	192,035	175,704	551,351	494,910
Operating expenses:
Sales and marketing	73,460	68,290	216,550	193,698
Research and development	31,288	29,575	93,878	82,468
General and administrative	33,558	25,405	87,780	72,382
Amortization of acquired intangibles	18,624	18,015	55,214	51,818
Total operating expenses	156,930	141,285	453,422	400,366
Operating income	35,105	34,419	97,929	94,544
Other income (expense):
Interest expense, net	(16,792)	(27,418)	(59,200)	(82,977)
Other income (expense), net	(547)	287	(942)	506
Total other income (expense)	(17,339)	(27,131)	(60,142)	(82,471)
Income before income taxes	17,766	7,288	37,787	12,073
Income tax expense	5,264	2,895	12,025	6,654
Net income	$12,502	$4,393	$25,762	$5,419
Net income available to common stockholders	$12,433	$4,350	$25,597	$5,359
Net income available to common stockholders per share:
Basic earnings per share	$0.04	$0.01	$0.08	$0.02
Diluted earnings per share	$0.04	$0.01	$0.08	$0.02
Weighted-average shares used to compute net income available to common stockholders per share:
Shares used in computation of basic earnings per share	310,894	306,890	310,028	306,381
Shares used in computation of diluted earnings per share	316,721	311,102	314,814	310,607

SolarWinds Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Cash flows from operating activities
Net income	$12,502	$4,393	$25,762	$5,419
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	69,510	66,647	205,525	196,687
Provision for losses on accounts receivable	(327)	543	2,633	1,494
Stock-based compensation expense	21,739	8,832	45,984	23,917
Amortization of debt issuance costs	2,301	2,324	6,871	6,915
Deferred taxes	(9,989)	(9,340)	(26,021)	(29,692)
(Gain) loss on foreign currency exchange rates	370	(807)	2,009	(907)
Other non-cash expenses (benefits)	88	472	(812)	58
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	(8,760)	(8,070)	5,094	(781)
Income taxes receivable	(2,143)	(20)	(2,247)	129
Prepaid and other assets	3,283	(71)	2,059	(6,243)
Accounts payable	1,730	(1,085)	(1,064)	357
Accrued liabilities and other	10,695	(318)	11,934	(5,327)
Accrued interest payable	(2)	(584)	(91)	(28)
Income taxes payable	(7,264)	2,029	(3,242)	(2,356)
Deferred revenue	6,886	9,564	10,249	26,299
Other long-term liabilities	308	685	374	905
Net cash provided by operating activities	100,927	75,194	285,017	216,846
Cash flows from investing activities
Purchases of property and equipment	(8,296)	(1,832)	(20,419)	(10,606)
Purchases of intangible assets	(2,679)	(1,121)	(6,861)	(3,601)
Acquisitions, net of cash acquired	—	—	—	(349,504)
Other investing activities	—	2,512	—	4,174
Net cash used in investing activities	(10,975)	(441)	(27,280)	(359,537)
Cash flows from financing activities
Proceeds from issuance of common stock under employee stock purchase plan	3,049	1,080	5,406	1,080
Repurchase of common stock and incentive restricted stock	(418)	(241)	(2,794)	(382)
Exercise of stock options	556	165	865	422
Proceeds from credit agreement	—	—	—	35,000
Repayments of borrowings from credit agreement	(4,975)	(4,975)	(14,925)	(49,925)
Net cash used in financing activities	(1,788)	(3,971)	(11,448)	(13,805)
Effect of exchange rate changes on cash and cash equivalents	5,408	(5,012)	5,325	(5,064)
Net increase (decrease) in cash and cash equivalents	93,572	65,770	251,614	(161,560)
Cash and cash equivalents
Beginning of period	331,414	155,290	173,372	382,620
End of period	$424,986	$221,060	$424,986	$221,060

Supplemental disclosure of cash flow information
Cash paid for interest	$14,574	$25,729	$52,723	$77,478
Cash paid for income taxes	$23,692	$9,176	$40,447	$35,643

SolarWinds Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

	(in thousands, except margin data)
Revenue:
GAAP subscription revenue	$100,564	$83,122	$290,039	$233,467
Impact of purchase accounting	293	2,215	2,366	4,034
Non-GAAP subscription revenue	100,857	85,337	292,405	237,501
GAAP maintenance revenue	121,134	113,755	353,981	330,840
Impact of purchase accounting	—	—	—	—
Non-GAAP maintenance revenue	121,134	113,755	353,981	330,840
GAAP total recurring revenue	221,698	196,877	644,020	564,307
Impact of purchase accounting	293	2,215	2,366	4,034
Non-GAAP total recurring revenue	221,991	199,092	646,386	568,341
GAAP license revenue	39,284	43,613	109,927	120,723
Impact of purchase accounting	—	—	—	—
Non-GAAP license revenue	39,284	43,613	109,927	120,723
Total GAAP revenue	$260,982	$240,490	$753,947	$685,030
Impact of purchase accounting	$293	$2,215	$2,366	$4,034
Total non-GAAP revenue	$261,275	$242,705	$756,313	$689,064

GAAP cost of revenue	$68,947	$64,786	$202,596	$190,120
Stock-based compensation expense and related employer-paid payroll taxes	(777)	(402)	(1,810)	(1,188)
Amortization of acquired technologies	(45,463)	(44,172)	(134,789)	(131,961)
Acquisition and other costs	(8)	(41)	(24)	(139)
Spin-off exploration costs	—	—	—	—
Restructuring costs	(20)	(14)	(20)	(22)
Non-GAAP cost of revenue	$22,679	$20,157	$65,953	$56,810

GAAP gross profit	$192,035	$175,704	$551,351	$494,910
Impact of purchase accounting	293	2,215	2,366	4,034
Stock-based compensation expense and related employer-paid payroll taxes	777	402	1,810	1,188
Amortization of acquired technologies	45,463	44,172	134,789	131,961
Acquisition and other costs	8	41	24	139
Spin-off exploration costs	—	—	—	—
Restructuring costs	20	14	20	22
Non-GAAP gross profit	$238,596	$222,548	$690,360	$632,254
GAAP gross margin	73.6%	73.1%	73.1%	72.2%
Non-GAAP gross margin	91.3%	91.7%	91.3%	91.8%

GAAP sales and marketing expense	$73,460	$68,290	$216,550	$193,698
Stock-based compensation expense and related employer-paid payroll taxes	(6,739)	(2,700)	(14,760)	(7,968)
Acquisition and other costs	(53)	(435)	(111)	(1,664)
Spin-off exploration costs	(115)	—	(115)	—
Restructuring costs	(149)	(327)	(182)	(660)
Non-GAAP sales and marketing expense	$66,404	$64,828	$201,382	$183,406

GAAP research and development expense	$31,288	$29,575	$93,878	$82,468
Stock-based compensation expense and related employer-paid payroll taxes	(4,607)	(2,650)	(11,712)	(6,301)
Acquisition and other costs	—	(201)	(9)	(754)
Spin-off exploration costs	—	—	—	—
Restructuring costs	—	(2)	—	(123)
Non-GAAP research and development expense	$26,681	$26,722	$82,157	$75,290

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

	(in thousands, except margin data)
GAAP general and administrative expense	$33,558	$25,405	$87,780	$72,382
Stock-based compensation expense and related employer-paid payroll taxes	(9,744)	(3,137)	(18,220)	(8,690)
Acquisition and other costs	(1,115)	(1,023)	(3,853)	(4,900)
Spin-off exploration costs	(2,517)	—	(2,517)	—
Restructuring costs	(1,986)	(1,243)	(2,166)	(3,177)
Non-GAAP general and administrative expense	$18,196	$20,002	$61,024	$55,615

GAAP operating expenses	$156,930	$141,285	$453,422	$400,366
Stock-based compensation expense and related employer-paid payroll taxes	(21,090)	(8,487)	(44,692)	(22,959)
Amortization of acquired intangibles	(18,624)	(18,015)	(55,214)	(51,818)
Acquisition and other costs	(1,168)	(1,659)	(3,973)	(7,318)
Spin-off exploration costs	(2,632)	—	(2,632)	—
Restructuring costs	(2,135)	(1,572)	(2,348)	(3,960)
Non-GAAP operating expenses	$111,281	$111,552	$344,563	$314,311

GAAP operating income	$35,105	$34,419	$97,929	$94,544
Impact of purchase accounting	293	2,215	2,366	4,034
Stock-based compensation expense and related employer-paid payroll taxes	21,867	8,889	46,502	24,147
Amortization of acquired technologies	45,463	44,172	134,789	131,961
Amortization of acquired intangibles	18,624	18,015	55,214	51,818
Acquisition and other costs	1,176	1,700	3,997	7,457
Spin-off exploration costs	2,632	—	2,632	—
Restructuring costs	2,155	1,586	2,368	3,982
Non-GAAP operating income	$127,315	$110,996	$345,797	$317,943
GAAP operating margin	13.5%	14.3%	13.0%	13.8%
Non-GAAP operating margin	48.7%	45.7%	45.7%	46.1%

GAAP net income	$12,502	$4,393	$25,762	$5,419
Impact of purchase accounting	293	2,215	2,366	4,034
Stock-based compensation expense and related employer-paid payroll taxes	21,867	8,889	46,502	24,147
Amortization of acquired technologies	45,463	44,172	134,789	131,961
Amortization of acquired intangibles	18,624	18,015	55,214	51,818
Acquisition and other costs	1,176	1,700	3,997	7,457
Spin-off exploration costs	2,632	—	2,632	—
Restructuring costs	2,155	1,586	2,368	3,982
Tax benefits associated with above adjustments	(17,045)	(14,223)	(44,135)	(41,032)
Non-GAAP net income	$87,667	$66,747	$229,495	$187,786

GAAP diluted earnings per share	$0.04	$0.01	$0.08	$0.02
Non-GAAP diluted earnings per share	$0.28	$0.21	$0.73	$0.60

Reconciliation of GAAP Net Income to Adjusted EBITDA
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

	(in thousands)
Net income	$12,502	$4,393	$25,762	$5,419
Amortization and depreciation	69,510	66,647	205,525	196,687
Income tax expense	5,264	2,895	12,025	6,654
Interest expense, net	16,792	27,418	59,200	82,977
Impact of purchase accounting on total revenue	293	2,215	2,366	4,034
Unrealized foreign currency (gains) losses	370	(807)	2,009	(907)
Acquisition and other costs	1,176	1,700	3,997	7,457
Spin-off exploration costs	2,632	—	2,632	—
Debt related costs	90	94	274	290
Stock-based compensation expense and related employer-paid payroll taxes	21,867	8,889	46,502	24,147
Restructuring costs	2,155	1,586	2,368	3,982
Adjusted EBITDA	$132,651	$115,030	$362,660	$330,740
Adjusted EBITDA margin	50.8%	47.4%	48.0%	48.0%

Reconciliation of Non-GAAP Revenue to Non-GAAP Revenue on a Constant Currency Basis
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	Growth Rate	2020	2019	Growth Rate

	(in thousands, except percentages)
GAAP subscription revenue	$100,564	$83,122	21.0%	$290,039	$233,467	24.2%
Impact of purchase accounting	293	2,215	(2.8)	2,366	4,034	(1.1)
Non-GAAP subscription revenue	100,857	85,337	18.2	292,405	237,501	23.1
Estimated foreign currency impact(1)	(1,362)	—	(1.6)	786	—	0.3
Non-GAAP subscription revenue on a constant currency basis	$99,495	$85,337	16.6%	$293,191	$237,501	23.4%

GAAP maintenance revenue	$121,134	$113,755	6.5%	$353,981	$330,840	7.0%
Impact of purchase accounting	—	—	—	—	—	—
Non-GAAP maintenance revenue	121,134	113,755	6.5	353,981	330,840	7.0
Estimated foreign currency impact(1)	(1,159)	—	(1.0)	(149)	—	—
Non-GAAP maintenance revenue on a constant currency basis	$119,975	$113,755	5.5%	$353,832	$330,840	6.9%

GAAP total recurring revenue	$221,698	$196,877	12.6%	$644,020	$564,307	14.1%
Impact of purchase accounting	293	2,215	(1.1)	2,366	4,034	(0.4)
Non-GAAP total recurring revenue	221,991	199,092	11.5	646,386	568,341	13.7
Estimated foreign currency impact(1)	(2,521)	—	(1.3)	637	—	0.1
Non-GAAP total recurring revenue on a constant currency basis	$219,470	$199,092	10.2%	$647,023	$568,341	13.8%

GAAP license revenue	$39,284	$43,613	(9.9)%	$109,927	$120,723	(8.9)%
Impact of purchase accounting	—	—	—	—	—	—
Non-GAAP license revenue	39,284	43,613	(9.9)	109,927	120,723	(8.9)
Estimated foreign currency impact(1)	(270)	—	(0.6)	113	—	0.1
Non-GAAP license revenue on a constant currency basis	$39,014	$43,613	(10.5)%	$110,040	$120,723	(8.8)%

Total GAAP revenue	$260,982	$240,490	8.5%	$753,947	$685,030	10.1%
Impact of purchase accounting	293	2,215	(0.8)	2,366	4,034	(0.3)
Non-GAAP total revenue	261,275	242,705	7.7	756,313	689,064	9.8
Estimated foreign currency impact(1)	(2,791)	—	(1.1)	750	—	0.1
Non-GAAP total revenue on a constant currency basis	$258,484	$242,705	6.5%	$757,063	$689,064	9.9%

Total GAAP revenue - Core IT Management	$184,819	$173,352	6.6%	$531,221	$491,080	8.2%
Impact of purchase accounting	293	2,215	(1.2)	2,366	4,034	(0.4)
Non-GAAP total revenue - Core IT Management	185,112	175,567	5.4	533,587	495,114	7.8
Estimated foreign currency impact(1)	(1,522)	—	(0.9)	(103)	—	—
Non-GAAP total revenue on a constant currency basis - Core IT Management	$183,590	$175,567	4.6%	$533,484	$495,114	7.7%

Total GAAP revenue - MSP	$76,163	$67,138	13.4%	$222,726	$193,950	14.8%
Impact of purchase accounting	—	—	—	—	—	—
Non-GAAP total revenue - MSP	76,163	67,138	13.4	222,726	193,950	14.8
Estimated foreign currency impact(1)	(1,269)	—	(1.9)	853	—	0.4
Non-GAAP total revenue on a constant currency basis - MSP	$74,894	$67,138	11.6%	$223,579	$193,950	15.3%
_______
(1)The estimated foreign currency impact is calculated using the average foreign currency exchange rates in the comparable prior year monthly periods and applying those rates to foreign-denominated revenue in the corresponding monthly periods in the three and nine months ended September 30, 2020.

Reconciliation of 2020 Non-GAAP Revenue to Adjusted Non-GAAP Revenue
Assuming Rates in Previously Issued Outlook
(Unaudited)

Three Months Ended September 30, 2020

(in thousands)
Total non-GAAP revenue	$261,275
Estimated foreign currency impact(2)	(1,301)
Total adjusted non-GAAP revenue assuming foreign currency exchange rates used in previously issued outlook	$259,974
________
(2)    Estimated foreign currency impact represents the impact of the difference between the actual foreign currency exchange rates in the period used to calculate our three months ended September 30, 2020 actual non-GAAP results and the rates assumed in our previously issued outlook dated August 6, 2020.

Reconciliation of Non-GAAP Revenue Outlook

	Q4 2020
	Low	High	Low(2)	High(2)

	(in millions, except year-over-year percentages)
Total non-GAAP revenue	$261	$266	5%	7%
Estimated foreign currency impact	(3)	(3)	(1)	(1)
Non-GAAP total revenue on a constant currency basis(1)	$258	$263	4%	6%

	Full Year 2020
	Low	High	Low(2)	High(2)

	(in millions, except year-over-year percentages)
Total non-GAAP revenue	$1,017	$1,022	8%	9%
Estimated foreign currency impact	(1)	(1)	—	—
Non-GAAP total revenue on a constant currency basis(1)	$1,016	$1,021	8%	9%

________
(1)Non-GAAP revenue on a constant currency basis is calculated using the average foreign currency exchange rates in the comparable prior year periods and applying those rates to the estimated foreign-denominated revenue in the corresponding periods rather than the forecasted foreign currency exchange rates for the future periods.
(2)Revenue growth rates are calculated using non-GAAP revenue from the comparable prior period.

Reconciliation of Unlevered Free Cash Flow
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

	(in thousands)
Net cash provided by operating activities	$100,927	$75,194	$285,017	$216,846
Capital expenditures(1)	(10,975)	(2,953)	(27,280)	(14,207)
Free cash flow	89,952	72,241	257,737	202,639
Cash paid for interest and other debt related items	14,583	25,771	52,694	76,379
Cash paid for acquisition and other costs, spin-off exploration costs, restructuring costs, employer-paid payroll taxes on stock awards and other one time items	6,970	3,922	13,415	14,542
Unlevered free cash flow (excluding forfeited tax shield)	111,505	101,934	323,846	293,560
Forfeited tax shield related to interest payments(2)	(3,279)	(5,789)	(11,863)	(17,433)
Unlevered free cash flow	$108,226	$96,145	$311,983	$276,127
_______________
(1)Includes purchases of property and equipment and purchases of intangible assets.
(2)Forfeited tax shield related to interest payments assumes a statutory rate of 22.5% for the three and nine months ended September 30, 2020 and 2019.

Supplemental Reconciliation of Compound Annual Growth Rate (CAGR)
on GAAP Revenue to Non-GAAP Revenue on a Constant Currency Basis
(Unaudited)

	Three Months Ended
	March 31, 2018	September 30, 2020	CAGR(2)

	(in millions, except percentages)
GAAP total revenue - Core IT Management	$142.1	$184.8	11%
Impact of purchase accounting	1.3	0.3
Non-GAAP total revenue - Core IT Management	143.4	185.1	11%
Estimated foreign currency impact(1)	—	1.6
Non-GAAP total revenue on a constant currency basis - Core IT Management	$143.4	$186.7	11%

GAAP total revenue - MSP	$54.8	$76.2	14%
Impact of purchase accounting	0.2	—
Non-GAAP total revenue - MSP	55.0	76.2	14%
Estimated foreign currency impact(1)	—	2.8
Non-GAAP total revenue on a constant currency basis - MSP	$55.0	$79.0	16%

GAAP total revenue	$196.9	$261.0	12%
Impact of purchase accounting	1.5	0.3
Non-GAAP total revenue	198.4	261.3	12%
Estimated foreign currency impact(1)	—	4.4
Non-GAAP total revenue on a constant currency basis	$198.4	$265.7	12%

________

(1)The estimated foreign currency impact is calculated using the average foreign currency exchange rates in the three months ended March 31, 2018 and applying those rates to foreign-denominated revenue in the corresponding monthly periods in the three months ended September 30, 2020.
(2)Compound Annual Growth Rate (CAGR) is calculated based on total revenue, as adjusted if applicable, for the period from the three months ended March 31, 2018 to the three months ended September 30, 2020.